Alta Equipment Group to Acquire Construction Dealership Assets from Vantage Equipment, LLC

Acquisition Solidifies Alta’s presence in New York State by Adding Construction Dealership

LIVONIA, MICHIGAN – December 18, 2020 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta” or the “Company”) today announced that it has entered into a definitive agreement with Vantage Equipment, LLC (“Vantage”), a privately held construction equipment dealer operating three branches across New York State in Batavia, Syracuse and Albany, to acquire Vantage’s construction dealerships in an asset sale.

Since its founding in 2004, Vantage Equipment has offered a wide selection of high-quality products serving the heavy end municipal construction market. Vantage represents several heavy-duty machinery manufacturers including Volvo Construction Equipment and Gradall. As part of the acquisition, Alta takes over the distribution of Volvo CE products in most of the geographic area of New York State, excluding Westchester County, the counties and boroughs of New York City and Long Island. Vantage’s construction dealerships generated approximately $41 million in revenue and had adjusted EBITDA of approximately $4.7 million in the trailing twelve months through September 30, 2020.

Ryan Greenawalt, Chief Executive Officer of Alta, said, “We are excited to welcome Vantage Equipment to the Alta team. The addition of Vantage further diversifies our customer base and will complement our Liftech business which serves the New York material handling market. We believe Vantage has strong growth potential and look forward to bringing the full resources of Alta Equipment Group to the New York construction equipment market.”

Vantage marks Alta’s seventh acquisition since becoming a public company in February of 2020. To date in 2020, the company has deployed $151 million in capital into strategic acquisitions. These acquisitions have expanded the company’s geographic footprint, technician headcount, product lines, and OEM relationships while contributing approximately $34 million in adjusted EBITDA.

Terms of the Vantage Equipment acquisition were not disclosed. The transaction is expected to close before year-end 2020, subject to customary conditions.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other industrial and construction equipment. Alta has operated as an equipment dealership for 35 years and has developed a branch network that includes 51 total locations across Michigan, Illinois, Indiana, New England, New York, Virginia and Florida. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More information can be found at www.altaequipment.com.

Forward Looking Statements

This presentation includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: our future financial performance; our plans for expansion and acquisitions; and changes in our strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this presentation, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against us relating to the business combination and related transactions; (2) the ability to maintain our listing of shares of common stock on the New York Stock Exchange; (3) the risk that integrating our acquisitions disrupts our current plans and operations; (4) the ability to recognize the anticipated benefits of our business combination and acquisitions, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, our ability to maintain relationships with customers and suppliers and retain our management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; (7) disruptions in the political, regulatory, economic and social conditions domestically or internationally; (8) major public health issues, such as an outbreak of a pandemic or epidemic (such as the novel coronavirus COVID-19), which could cause disruptions in our operations, supply chain, or workforce; and (9) and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in our annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Investors:

Bob Jones / Taylor Krafchik

Ellipsis

IR@altaequipment.com

(646) 776-0886

Media:

Glenn Moore

Alta Equipment

glenn.moore@altaequipment.com

(248) 305-2134